UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-2

BAKKT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

AMENDMENT TO THE PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS OF

BAKKT, INC.

TO BE HELD ON MARCH 24, 2026

This amendment, dated March 19, 2026 (which we refer to as this “Amendment”), amends and supplements the definitive proxy statement, filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 13, 2026 (which we refer to as the “Definitive Proxy Statement”) filed by Bakkt, Inc. (which we refer to as the “Company” or “Bakkt”). The Definitive Proxy Statement relates to the solicitation of proxies by the disinterested members of the Board of Directors (the “Board”) of Bakkt (which we refer to as the “Disinterested Bakkt Board”) for use at a special meeting of stockholders (which we refer to as the “Special Meeting”). The special meeting will be held virtually via live webcast at 1:00 p.m. Eastern Time on March 24, 2026, at www.virtualshareholdermeeting.com/BKKT2026SM. Terms used in this Amendment that are not defined herein have the meanings given to them in the Definitive Proxy Statement.

On February 24, 2026 and February 25, 2026, respectively, two purported stockholders of the Company filed separate lawsuits against Bakkt and each member of the Board in the Supreme Court of the State of New York in the County of New York (the “New York Complaints”). The New York Complaints, captioned Mark Kelly v. Bakkt, Inc., Sean Collins, Akshay Naheta, Colleen Brown, Michael Alfred, Madelyn Alden Schwartzer, and Richard Galvin, No. 651117/2026 (N.Y. Sup. Ct. 2026) and Robert O’Toole v. Bakkt, Inc., Sean Collins, Akshay Naheta, Colleen Brown, Michael Alfred, Madelyn Alden Schwartzer, and Richard Galvin, No. 651127/2026 (N.Y. Sup. Ct. 2026), respectively, each assert claims under New York common law for negligent misrepresentation and concealment, concerning the Definitive Proxy Statement, including, among other things, allegedly misleading and/or incomplete disclosures concerning the financial projections for Bakkt and DTR, the data and inputs underlying the financial valuation analyses that support the fairness opinion provided by Duff & Phelps and the background of the proposed Transactions. The New York Complaints also seek to enjoin the Transactions until supplemental disclosures to the Definitive Proxy Statement are made. In addition, Bakkt has received multiple demand letters from purported stockholders (which we refer to collectively as the “Demand Letters”) which make similar allegations as in the aforementioned complaints regarding the purported deficiencies and/or incomplete information since the filing of the preliminary proxy statement on February 4, 2026 and in the Definitive Proxy Statement.

Bakkt believes that the disclosures set forth in the Definitive Proxy Statement comply with all applicable law. However, in order to moot the purported stockholders’ unmeritorious disclosure claims and alleviate the costs, risks and uncertainties inherent in litigation, Bakkt has determined to voluntarily supplement the Definitive Proxy Statement with the supplemental disclosures provided herein. Nothing in these supplemental disclosures shall be deemed an admission of the legal necessity or materiality under applicable laws of any of these supplemental disclosures.

Except as described in this Amendment, the information provided in the Definitive Proxy Statement continues to apply. If information in this Amendment differs from or updates information contained in the Definitive Proxy Statement, then the information in this Amendment is more current and supersedes the different information contained in the Definitive Proxy Statement. THIS AMENDMENT SHOULD BE READ IN CONJUNCTION WITH THE DEFINITIVE PROXY STATEMENT.

SUPPLEMENTAL DISCLOSURES TO THE DEFINITIVE PROXY STATEMENT

The following updates revise certain of the disclosures contained in the Definitive Proxy Statement and should be read in conjunction with the disclosures contained in the Definitive Proxy Statement, which should be read in its entirety. To the extent the information set forth herein differs from information contained in the Definitive Proxy Statement, the information set forth herein shall supersede the respective information in the Definitive Proxy Statement. All page and paragraph references used herein refer to the Definitive Proxy Statement before any additions or deletions resulting from the revised disclosures, and terms used below, unless otherwise defined below, have the meanings set forth in the Definitive Proxy Statement. The information herein speaks only as of March 19, 2026, unless (and then only to the extent) the information indicates another date applies. Bold and underlined text (e.g., bold, underlined text) shows text being added to and strikethrough text (e.g., ~~strikethrough text~~) shows text being removed from a referenced disclosure in the Definitive Proxy Statement.

The disclosure in the section titled “Description of the Transaction – Purchase Agreement” is hereby amended by adding the following after the penultimate paragraph on page 20 of the Definitive Proxy Statement:

The Purchase Agreement prohibits, without the prior written consent of the Special Committee, (i) the Board from dissolving or otherwise dismantling the Special Committee, or revoking or diminishing the authority of the Special Committee, and (ii) the Company, Opco and their respective affiliates from removing any director of the Board that is a member of the Special Committee either as a member of the Board or the Special Committee (other than for cause). The Board has not dissolved or otherwise dismantled the Special Committee nor has the Board revoked or diminished the authority of the Special Committee.

The disclosure in the section titled “Description of the Transaction – Background” is hereby amended by amending and restating the penultimate paragraph on page 30 of the Definitive Proxy Statement in its entirety as follows:

From its formation and through March 2025, the Project Blue Special Committee conducted a comprehensive review of strategic alternatives for Bakkt and explored a multitude of potential Project Blue Strategic Alternatives, including whole company transactions, business line transactions and various financing alternatives. At the direction of the Project Blue Special Committee, Moelis reached out to and/or had discussions with more than 28 parties, which included a combination of financial buyers and strategic parties. Approximately 25 of such parties entered into confidentiality agreements with Bakkt. All or substantially all of such confidentiality agreements contained customary “standstill” provisions restricting the respective counterparty from making public proposals with respect to the acquisition of Bakkt without Bakkt’s prior consent (which restrictions would terminate upon the occurrence of, among other things, Bakkt’s execution of a definitive agreement with a third party to acquire more than 50% of Bakkt’s outstanding voting securities). These confidentiality agreements did not: (i) restrict the applicable party, at any time, from making confidential acquisition proposals to the Board; or (ii) include “don’t ask, don’t waive” or similar provisions prohibiting the applicable party from requesting that Bakkt release the applicable party from its “standstill” restrictions. These discussions were held from April 2024 through November 2024, with certain conversations continuing through March 2025, with no parties ultimately executing a definitive agreement for a strategic transaction involving Bakkt.

The disclosure in the section titled “Description of the Transaction – Background” is hereby amended by amending and restating the first paragraph on page 39 of the Definitive Proxy Statement in its entirety as follows:

On June 20, 2025, the Board held a meeting with representatives of Independent Bakkt Management in attendance. At the meeting, in light of, among other things, the conclusion of the “Project Blue” strategic review process and Mr. Naheta’s status as owner of DTR and role as Co-CEO and member of the Board, the Board (with the exception of Mr. Naheta who had recused himself from that portion of the meeting) dissolved the Project Blue Special Committee and established a new special committee (the “Special Committee”) to exercise all power and authority of the Board in connection with DTR and the Cooperation Agreement and, among other matters, delegated to the Special Committee the full power and authority of the Board to explore, consider, evaluate, review, negotiate and approve any potential Commercial Agreement with DTR and any potential transaction involving DTR contemplated by the Cooperation Agreement (a “Potential DTR Transaction”) and, if Board approval of any Potential DTR Transaction were required under the DGCL, to recommend to the Board for approval or rejection any Potential DTR Transaction. The formation resolutions of the Special Committee expressly provided that the Board would not authorize and approve any Potential DTR Transaction and, if stockholder approval or adoption of any Potential DTR Transaction was required under the DGCL, would not recommend such transaction to the stockholders of Bakkt, in each case unless the Potential DTR Transaction had first been approved or recommended for approval by the Special Committee. As such, the Special Committee was empowered to veto a Potential DTR Transaction. The Board (with the exception of Mr. Naheta who had recused himself from that portion of the meeting) determined that each of Ms. Brown, Ms. Goldberg and Ms. Simeone was independent from Mr. Naheta and disinterested with respect to any Potential DTR Transaction and appointed them to serve on the Special Committee.

The disclosure in the section titled “Opinion of the Special Committee’s Financial Advisor—Kroll – Discounted Cash Flow Analysis – Discounted Cash Flow Analysis—DTR” is hereby amended by amending and restating the third paragraph on page 62 of the Definitive Proxy Statement in its entirety as follows:

Duff & Phelps compared the growth and margin metrics of DTR to the recent historical and near-term projected growth and margin metrics of selected public companies that Duff & Phelps analyzed as part of its Market Approach. Duff & Phelps estimated the Terminal Value of DTR using a terminal net revenue multiple range of 2.0x to 4.0x, which took into consideration the financial performance metrics and valuation multiples of the selected public companies that Duff & Phelps analyzed as part of its Market Approach, applied to projected 2027 net revenue of €62.3 million. Duff & Phelps discounted DTR’s projected unlevered free cash flows and Terminal Value to the present to obtain an indicated enterprise value for DTR using a weighted average cost of capital ranging from 27.5% to 32.5%, which was estimated utilizing the Capital Asset Pricing Model based on (a) a risk-free rate based on the 20-year U.S. treasury rate, (b) a selected range of unlevered betas and capital structure assumptions based on ~~inputs derived from market data, including~~ data from selected public companies that Duff & Phelps analyzed as part of its Market Approach, (c) an equity risk premium and (d) a size premium.

The disclosure in the section titled “Opinion of the Special Committee’s Financial Advisor—Kroll – Discounted Cash Flow Analysis – Discounted Cash Flow Analysis—Bakkt” is hereby amended by amending and restating the first full paragraph on page 63 of the Definitive Proxy Statement in its entirety as follows:

Duff & Phelps compared the growth and margin metrics of the Company to the recent historical and near-term projected growth and margin metrics of selected public companies that Duff & Phelps analyzed as part of its Market Approach. Duff & Phelps estimated the Terminal Value of the Company using a terminal net revenue multiple range of 2.0x to 4.0x ~~applied to the Bakkt Agent business segment~~, consistent with the terminal net revenue multiple range applied in the DCF Analysis for DTR, applied to projected 2027 Bakkt Agent business segment net revenue of $6.5 million, and a terminal net revenue multiple range of 4.0x to 6.0x ~~applied to the Company’s net revenue excluding the Bakkt Agent business segment~~, which took into consideration the financial performance metrics and valuation multiples of the selected public companies that Duff & Phelps analyzed as part of its Market Approach, applied to the Company’s projected 2027 net revenue excluding the Bakkt Agent business segment of $45.4 million. Duff & Phelps discounted the Company’s projected unlevered free cash flows and Terminal Value to the present to obtain an indicated enterprise value for the Company using a weighted average cost of capital ranging from 27.5% to 32.5%, which was estimated utilizing the Capital Asset Pricing Model based on (a) a risk-free rate based on the 20-year U.S. treasury rate, (b) a selected range of unlevered betas and capital structure assumptions based on ~~inputs derived from market data, including~~ data from selected public companies that Duff & Phelps analyzed as part of its Market Approach, (c) an equity risk premium and (d) a size premium.

The disclosure in the section titled “Opinion of the Special Committee’s Financial Advisor—Kroll – Market Approach”, is hereby amended by adding the following after the table on page 65 of the Definitive Proxy Statement:

The table below summarizes certain observed historical and projected financial performance of the Selected Publicly Traded Companies reviewed by Duff & Phelps for its analysis of the Company and DTR.

	REVENUE GROWTH				EBITDA GROWTH				EBITDA MARGIN
Company	2025	2026	2027	Proj. 2-YR CAGR	2025	2026	2027	Proj. 2-YR CAGR	2025	2026	2027
Trading Platforms & Digital Asset Exchanges
Bullish	79.3%	36.5%	14.9%	25.2%	68.7%	86.9%	24.1%	52.3%	30.9%	42.3%	45.6%
Coinbase Global, Inc.	16.7	17.1	8.3	12.6	-10.3	19.9	16.5	18.2	40.9	41.8	45.0
Coincheck Group N.V. (1)	39.3	21.1	NA	NA	-0.3	109.6	NA	NA	20.2	35.0	NA
Gemini Space Station, Inc.	20.1	96.8	48.7	71.0	NM	NM	NM	NM	-131.3	-57.2	-5.7
eToro Group Ltd.	10.3	7.6	9.1	8.3	10.7	8.9	9.7	9.3	39.4	39.9	40.1
Robinhood Markets, Inc.	52.5	23.5	10.4	16.8	77.5	28.6	12.8	20.5	56.4	58.7	60.0
Webull Corporation	42.5	25.4	31.5	28.4	NM	NM	29.6	NM	-20.4	30.1	29.7
Mean	37.2%	32.6%	20.5%	27.1%	29.2%	50.8%	18.5%	25.1%	5.2%	27.2%	35.8%
Median	39.3%	23.5%	12.7%	21.0%	10.7%	28.6%	16.5%	19.3%	30.9%	39.9%	42.6%
Neobanks & Payment Infrastructure
Affirm Holdings, Inc.	27.1%	27.5%	24.3%	25.9%	16.6%	34.4%	35.3%	34.9%	25.5%	26.9%	29.3%
Block, Inc. (1)	-1.0	11.0	9.6	10.3	14.5	21.3	22.3	21.8	17.3	18.9	21.1
Circle Internet Group, Inc. (1)	104.8	19.3	34.9	26.9	93.2	10.6	54.5	30.7	40.8	37.8	43.3
Dave Inc.	56.9	19.4	7.9	13.5	148.7	20.1	3.8	11.6	39.5	39.7	38.2
DLocal Limited	40.6	33.0	21.9	27.3	46.4	22.8	21.4	22.7	26.2	24.4	24.3
Exodus Movement, Inc.	6.8	11.9	67.2	36.8	-29.9	134.8	89.4	110.9	24.4	51.2	58.0
Flywire Corporation (1)	20.1	16.6	15.7	16.2	378.2	36.5	30.5	28.8	31.3	34.1	38.5
Nu Holdings Ltd.	33.1	25.0	8.9	16.7	NA	NA	NA	NA	NA	NA	NA
Payoneer Global Inc. (1)	8.0	6.3	10.3	8.3	-1.6	3.2	15.4	9.5	30.6	29.9	31.3
PayPal Holdings, Inc. (1)	9.0	5.8	6.5	6.1	8.4	4.2	7.7	5.9	49.2	48.4	48.9
Remitly Global, Inc. (1)	24.2	18.7	18.2	18.5	74.0	29.7	32.5	31.1	22.7	24.8	27.8
Wise plc	11.4	14.2	10.0	12.1	-17.4	8.9	11.4	10.5	26.2	24.4	24.3
Mean	30.5%	17.6%	20.7%	18.8%	74.9%	32.0%	31.1%	30.8%	31.6%	34.6%	37.0%
Median	23.6%	17.9%	13.0%	16.4%	16.6%	21.3%	22.3%	22.7%	30.6%	34.1%	38.2%
Aggregate Mean	33.3%	23.7%	20.6%	21.9%	58.6%	38.7%	26.6%	29.0%	20.0%	31.4%	36.5%
Aggregate Median	27.1%	19.4%	12.7%	16.7%	15.5%	22.1%	21.8%	21.8%	30.7%	36.4%	38.5%

(1)	Analysts project forward revenue on gross basis. Revenue metrics shown are before transaction related costs

CAGR = Compounded Annual Growth Rate

EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization

NA = Not Available

NM = Not Meaningful

Note: To facilitate comparability across the public companies, the Company and DTR, reported revenue for selected companies has been adjusted by deducting direct transaction-level costs, as applicable.

Source: S&P Capital IQ, SEC Filings, Annual and Interim Reports

The disclosure in the section titled “Opinion of the Special Committee’s Financial Advisor—Kroll – Fees and Expenses; Disclosure of Prior Relationships” is hereby amended by adding the following after the last paragraph on page 68 of the Definitive Proxy Statement:

Duff & Phelps is the only financial advisor entitled to compensation from the Company in connection with the Transactions.

The disclosure in the section titled “Proposal 1 – The Issuance Proposal – Potential Adverse Effects of the Issuance Proposal” beginning on page 79 of the Definitive Proxy Statement, is hereby amended by amending and restating the section in its entirety as follows:

As of the Record Date, a total of 25,761,710 shares of Class A Common Stock were issued and outstanding. On March 2, 2026, we closed a financing where we issued (a) 3,024,799 shares of the Company’s Class A Common Stock and (b) pre-funded warrants to purchase an aggregate of 2,475,201 shares of Class A Common Stock, which, among other things, resulted in us having 30,562,096 shares of Class A Common Stock outstanding as of March 17, 2026. If the Issuance Proposal is approved, based on our securities outstanding as of close of business on March 17, 2026, approximately 41,275,208 ~~34,976,178~~ shares of Class A Common Stock, will be outstanding upon consummation of the Transactions. Assuming approximately 10,713,112 ~~9,214,468~~ shares of Class A Common Stock are issued as Consideration Shares, the Consideration Shares would collectively represent approximately 26% ~~26.4%~~ of the outstanding votes of the Company’s Class A Common Stock based on our securities outstanding as of close of business on March 17, 2026. In addition, to the extent the Company issues, including following the Closing, shares of Class A Common Stock in respect of warrants to purchase shares of Class A Common Stock that were outstanding as of the date of the Purchase Agreement, the Consideration Shares will be increased by a number of shares equal to (x) 31.5% multiplied by (y) the number of shares of Class A Common Stock issued upon the exercise or conversion of such warrants. Assuming all such warrants are fully exercised for cash, we would issue up to an additional 725,592 shares of Class A Common Stock as part of the Consideration Shares. As a result, the Issuance Proposal will have dilutive effect on current stockholders, in that the percentage ownership of the Company held by such other current stockholders will decline as a result of the issuance of such Class A Common Stock. The issuance of such Class A Common Stock will also have a dilutive effect on book value per share and any future earnings per share. This dilution could also cause prevailing market prices for our Class A Common Stock to decline.

Such estimated share numbers assume that we do not issue any shares under our $300.0 million “at-the-market offering” or otherwise prior to consummation of the Transactions. For each additional 1.0 million shares of Class A Common Stock outstanding at the consummation of the Transactions, the number of Consideration Shares will increase by 315,000 shares.

Additional Information and Where to Find It.

In connection with the proposed Transactions, the Company filed with the SEC the Definitive Proxy Statement on February 13, 2026 relating to the Special Meeting. The Definitive Proxy Statement and the proxy card have been mailed to the Company’s stockholders of record as of the close of business on February 10, 2026. The Company may file or furnish other documents with the SEC regarding the Issuance Proposal and/or the proposed Transactions.

INVESTORS AND SECURITY HOLDERS AND OTHER INTERESTED PARTIES ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE ISSUANCE PROPOSAL, THE PROPOSED TRANSACTIONS AND RELATED MATTERS.

Stockholders may also obtain free copies of the Definitive Proxy Statement and other documents filed with the SEC, without charge at the SEC’s website at www.sec.gov. These documents can also be obtained free of charge from the Company upon written request to the Company. Requests for such copies should be directed to:

Investor Relations

Bakkt, Inc.

One Liberty Plaza,

1 Liberty Street, Floor 3, Suite 305-306

New York, New York 10006

Telephone number: (678) 534-5849

No Offer or Solicitation.

This Amendment shall not constitute a solicitation of any proxy, vote, consent or approval in any jurisdiction in connection with the proposed Transactions and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of the Company resulting from the proposed Transactions, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act.

Participants in the Solicitation.

The Company, DTR and certain of their respective directors, certain of their respective executive officers and other members of management and employees may be considered participants in the solicitation of proxies with respect to the proposed Transactions under the rules of the SEC. Information about the directors and executive officers of the Company is set forth in its proxy statement for its 2025 annual meeting of stockholders, which was filed with the SEC on April 28, 2025, including under the headings entitled “Leadership and Corporate Governance,” “Director Nominees and Continuing Directors,” “Information on Board of Directors and Corporate Governance,” “Director Compensation,” “Proposal No, 1: Election of Class I Directors,” “Proposal No. 2: Approval of Amendment to 2021 Omnibus Incentive Plan to Increase the Number of Authorized Shares of Class A Common Stock Issuable Thereunder,” “Proposal No. 5: Advisory Vote on the Compensation of our Named Executive Officers,” “Proposal No. 6: Advisory Vote on the Frequency of Future Stockholder Advisory Votes on the Compensation of our Named Executive Officers,” “Executive Officers,” “Executive Compensation,” “Security Ownership of Certain Beneficial Owners, Directors and Management,” and “Related Person Transactions,” in the Form 3 and Form 4 statements of beneficial ownership and statements of changes of beneficial ownership filed with the SEC by the Company’s directors and executive officers, and under the heading entitled “Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” in the Company’s Current Report on Form 8-K filed with the SEC on July 30, 2025, August 12, 2025, September 22, 2025, October 21, 2025, October 31, 2025, November 3, 2025, November 7, 2025 and November 14, 2025.

Cautionary Statement Regarding Forward-Looking Statements.

This Amendment contains forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. You can identify forward-looking statements because they contain words such as “will,” “likely,” “expect,” “continue,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “projection,” “outlook,” “grow,” “progress,” “potential” the negative of such terms, and other similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on management’s current expectations, assumptions, hopes, beliefs, intentions and strategies regarding future events and are based on currently available information as to the outcome and timing of future events. The Company cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control, incident to the Company’s business. Forward-looking statements in this Amendment may include, for example, statements about the potential impacts, benefits and risks associated with the Issuance Proposal, the projected financial and operational information regarding DTR and the Company after giving effect to the acquisition by Bakkt of DTR, in exchange for the Consideration Shares. These forward-looking statements are based on information available as of the date of this Amendment and management’s current expectations, forecasts and assumptions, and involve a number of judgments, known and/or unknown risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date. The Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable law.

You should not place undue reliance on these forward-looking statements. Should one or more of a number of known and unknown risks and uncertainties materialize, or should any of the Company’s assumptions prove incorrect, the Company’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. The following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in such forward-looking statements: the inability to obtain stockholder approval of the Issuance Proposal; the amount of the costs, fees, expenses, and charges related to the Purchase Agreement or the Acquisition; risks related to the Acquisition diverting Management’s or employee’s attention from ongoing business operations; the Company’s ability to grow and manage growth profitably; whether the Company will be able to successfully integrate its operations with those of DTR, including its infrastructure, and achieve the expected benefits therefrom; the regulatory environment for crypto currencies and digital stablecoin payments; changes in the Company’s business strategy, including its adoption of a digital asset treasury strategy; the price of digital assets; risks associated with owning digital assets, including price volatility, limited liquidity and trading volumes, relative anonymity, potential widespread susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges and other risks inherent in its entirely electronic, virtual, form and decentralized network; the fluctuation of the Company’s operating results, including because the Company may be required to account for its digital assets at fair value; the Company’s ability to time the price of its purchase of digital assets pursuant to its strategy; the impact of the market value of digital assets on the Company’s ability to satisfy its financial obligations, including any debt financings; unrealized fair value gains on its digital asset holdings subjecting the Company to the corporate alternative minimum tax; legal, commercial, regulatory and technical uncertainty regarding digital assets and enhanced regulatory oversight of companies holding digital assets including the possibility that regulators reclassify any digital assets the Company holds as a security causing the Company to be in violation of securities laws and be classified as an “investment company” under the Investment Company Act of 1940; competition by other Bitcoin treasury companies and the availability of spot-traded products for Bitcoin; enhanced regulatory oversight as a result of the Company’s treasury strategy; the possibility of experiencing greater fraud, security failures or operational problems on digital asset trading venues compared to trading venues for more established asset classes, and any malfunction, breakdown or abandonment of the underlying blockchain protocols, or other technological difficulties, may prevent access to or use of such digital assets; the concentration of the Company’s expected digital asset holdings relative to non-digital assets; the inability to use the Company’s digital asset holdings as a source of liquidity to the same extent as cash and cash equivalents, due to, for example, risks associated with digital assets and other risks inherent to its entirely electronic, virtual form and decentralized network; the Company or a third-party service provider experiencing a security breach or cyber-attack where unauthorized parties obtain access to its digital assets; the loss of access to or theft or data loss of the Company’s digital assets, which could be unrecoverable due to the immutable nature of blockchain transactions; if the Company elects to hold its digital assets through a third-party custodian, the loss of direct control over its digital assets and dependence on the custodian’s security practices and operational integrity which may lead to the loss of its digital assets as a result of the insolvency of the custodian, theft by employees or insiders of the custodian or if the custodian’s security measures are comprised, including as a result of a cyber-attack; the Company not being subject to the legal and regulatory protections applicable to investment companies such as mutual funds and exchange-traded funds, or to obligations applicable to investment advisers; the non-performance, breach of contract or other violations by counterparties assisting the Company in effecting its treasury strategy; the Company’s future capital requirements and sources and uses of cash, including funds to satisfy its liquidity needs; changes in the market in which the Company competes, including with respect to its competitive landscape, technology evolution or changes in applicable laws or regulations; changes in the markets that the Company targets; volatility and disruptions in the crypto, digital payments and stablecoin markets that subject the Company to additional risks, including the risk that banks may not provide banking services to the Company and market sentiments regarding crypto currencies, digital payments and stablecoins; the possibility that the Company may be adversely affected by other macroeconomic, geopolitical, business, and/or competitive factors; the Company’s ability to launch new services and products, including with its expected commercial partners, or to profitably expand into new markets and services; the Company’s ability to execute its growth strategies, including identifying and executing acquisitions and divestitures and the Company’s initiatives to add new clients; the Company’s ability to reach definitive agreements with its expected commercial counterparties; the Company’s failure to comply with extensive government regulations, oversight, licensure and appraisals; uncertain and evolving regulatory regime governing blockchain technologies, stablecoins, digital payments and crypto; the Company’s ability to establish and maintain effective internal controls and procedures; the exposure to any liability, protracted and costly litigation or reputational damage relating to the Company’s data security; the impact of any goodwill or other intangible assets impairments on the Company’s operating results; the Company’s ability to maintain the listing of its securities on the New York Stock Exchange; and other risks and uncertainties indicated in the Company’s filings with the SEC, including its most recent Annual Report on Form 10-K for the year ended December 31, 2024 and its quarterly reports on Form 10-Q for the quarter ended March 31, 2025, the quarter ended June 30, 2025 and the quarter ended September 30, 2025, the risks regarding the Company’s adoption of its investment policy set forth in Exhibit 99.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 10, 2025, and the risks regarding the Company’s adoption of its Treasury Strategy set forth in Exhibit 99.1 to its Current Report on Form 8-K, dated January 9, 2026.